 Exhibit 5.12

Snowden Mining Industry Consultants Inc.

February 12, 2010

TO:	Seabridge Gold Inc.
British Columbia Securities Commission
Ontario Securities Commission
Alberta Securities Commission
United States Securities and Exchange Commission
Toronto Stock Exchange

Re: Seabridge Gold Inc. (the “Company”)
Consent of Expert

Ladies and Gentlemen:

Reference is made to the Seabridge Gold Inc. - Courageous Lake Project, Preliminary Economic Assessment - 2008 dated March 10, 2008 (the “Report”).

In connection with the Company’s Short Form Base Shelf Prospectus (Final) dated February 12, 2010 and all documents incorporated by reference therein (collectively, the “Prospectus”) and the Company’s Registration Statement on Form F-10/A dated February 12, 2010 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), we consent to the use of the name "Snowden Mining Industry Consultants" and references to the Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Prospectus and Registration Statement.

Dick Matthews is no longer under our employment.  We are assuming responsibility for the disclosure, opinions and reports prepared by such individual in his place with respect to the Prospectus and Registration Statement as if the disclosure, opinions, and reports were prepared by us and without reference to Dick Matthews.  In connection with this assumption of responsibility, we hereby consent to the use of our name in the Prospectus and the Registration Statement.

We confirm that we have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within our knowledge as a result of the services performed by us in connection with the Report.

Yours truly,

Snowden Mining Industry Consultants Inc.
/S/ ROBERT MCCARTHY
Authorized Signatory